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                                                                      Exhibit 23
                                                              Form 10-K for 1996
                                                                File No. 1-11237

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We consent to the incorporation by reference in the registration statement of AT&T Capital Corporation and Subsidiaries on Form S-3 (File No. 33-18367) of our reports dated March 6, 1997, on our audits of the consolidated financial statements and financial statement schedule of AT&T Capital Corporation and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.

1301 Avenue of the Americas
New York, New York
March 18, 1997

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